Exhibit 5.                                Opinion re. Legality, Lawler & Associates

LAWLER & ASSOCIATES
a professional law corporation

29377 Rancho California Rd. Suite 204
Temecula, California 92592
Telephone: 951-676-4900
Facsimile: 951-676-4988

W. Scott Lawler, Esp.

Admitted in California and Utah

May 13, 2008

Board of Directors
SWEETWATER RESOURCES, INC.
Madappilly House, Elenjipra
P.O. Chalakudy, Via 680271 Kerala, India

Dear Board Members:

Sweetwater Resources, Inc., a Nevada corporation (the “Company”), has asked me to opine on the legality of the issuance of up to 1,166,000 shares of common stock in connection with the registration under the Securities Act of 1933 (the “Securities Act”) of such 1,166,000 shares of Company’s common stock, $0.001 par value per share (the “Company Stock”), as described below.   A registration statement on Form S-1 has been prepared by the Company and will be filed with the Securities and Exchange Commission on or about May 14, 2008 (the “Registration Statement”).   This opinion shall be filed with the Registration Statement.

The Registration Statement seeks the registration of 1,166,000 shares of Common Stock (the “Registered Shares”).   The Registered Shares are to be offered to the public by certain shareholders of the Company without the use of any underwriters, at fixed or negotiated prices.

In connection with rendering this opinion I have examined copies of the Registration Statement and all exhibits thereto as well as the amendments to the Registration Statement.   I have also examined and relied upon the original, or copies certified to my satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company, (ii) minutes of records of the corporate proceedings of the Company with respect to the issuance of the Registered Shares and related matters, and (iii) such other agreements and instruments relating to the Company as I deemed necessary or appropriate for purposes of the opinion expressed herein.   In rendering such opinion, I have made such further investigation and inquiries relevant to the transactions contemplated by the Registration Statement as I have deemed necessary for the opinion expressed herein, and I have relied, to the extent I deemed reasonable, on certificates and certain other information provided to me by officers of the Company and public officials as to matters of fact of which the maker of such certificate or the person providing such other information had knowledge.

Furthermore, in rendering my opinion, I have assumed that the signatures on all documents examined by me are genuine, that all documents and corporate record books submitted to me are true, correct and complete copies of the originals thereof.

Based upon the foregoing, I am of the opinion that the Registered Shares, when sold, will be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

W.SCOTT LAWLER
W. Scott Lawler

Exhibit 5 - Opinion re. Legality, Lawler & Associates

Lawler & Associates
a professional law corporation

29377 Rancho California Rd Suite 204
Temecula, California 92592
Telephone: 951-676-4900
Facsimile: 951-676-4988

  W. Scott Lawler, Esq.

Admitted in California and Utah
February 26, 2008

Board of Directors
PLATA RESOURCCES, INC.
2911 Park Avenue
Passay City, Metro Manila, Phillippines

Dear Board Members:

Plata Resources, Inc., a Nevada corporation (the “Company”), has asked me to opine on the legality of the issuance of up to 1,390,000 shares of common stock in connection with the registration under the Securities Act of 1933 (the “Securities Act”) of such 1,390,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), as described below.  A registration statement on Form S-1 has been prepared by the Company and will be filed with the Securities and Exchange Commission on or about February 27, 2008 (the “Registration Statement”).  This opinion shall be filed with the Registration Statement.

The Registration Statement seeks the registration of 1,390,000 shares of the Common Stock (the “Registered Shares”).  The Registered Shares are to be offered to the public by certain shareholders of the Company without the use of any underwriters at fixed or negotiated prices.

In connection with rendering this opinion I have examined copies of the Registration Statement and all exhibits thereto as well as the amendments to the Registration Statement.  I have also examined and relied upon the original, or copies certified to my satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Registered Shares and related matters, and (iii) such other agreements and instruments relating to the Company as I deemed necessary or appropriate for purposes of the opinion expressed herein.  In rendering such opinion, I have made such further investigation and inquiries relevant to the transactions contemplated by the Registration Statement as I have deemed necessary for the opinion expressed herein, and I have relied, to the extent I deemed reasonable, on certificates and certain other information provided to me by officers of the Company and public officials as to matters of fact of which the maker of such certificate or the person providing such other information had knowledge.

Furthermore, in rendering my opinion, I have assumed that the signatures on all documents examined by me are genuine, that all documents and corporate record books submitted to me as originals are accurate and complete, and that all documents submitted to me are true, correct and complete copies of the originals thereof.

Based upon the foregoing, I am of the opinion that the Registered Shares, when sold, will be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ W. Scott Lawler
W. Scott Lawler